Exhibit 99.1
Opendoor Announces Fourth Quarter and Full Year 2020 Results

Exceeds prior expectations for fourth quarter and full year 2020 results
Doubling of markets expected for 2021

SAN FRANCISCO, California - March 4, 2021 - Opendoor Technologies Inc. (Nasdaq: OPEN), a leading digital platform for residential real estate, today reported financial results for its fourth quarter and fiscal year ended December 31, 2020. Management will host a conference call at 2:00 p.m. Pacific Time today to discuss its operating results, which can be accessed on its investor relations website at https://investor.opendoor.com.

“We are making it possible to buy and sell a home at the tap of a button and building the future of the real estate transaction,” said Eric Wu, Co-Founder and CEO of Opendoor. “While 2020 was an unprecedented year, I’m proud of our team’s relentless focus on digitizing the transaction and delighting customers. As we reflect on Q4 and enter 2021, this focus has resulted in increasing business momentum. More customers are coming to us and choosing Opendoor than ever before, we are seeing healthy margins, and we plan on doubling our footprint to 42 markets. Since creating the category seven years ago, we have generated over $10 billion in home sales, served over 80,000 customers and demonstrated our ability to scale efficiently. While we are pleased with the progress and foundation we've built, we are just getting started.”

Recent Highlights
•OPEN became publicly-traded via a merger with Social Capital Hedosophia Holdings Corp. II on December 18, 2020, raising net proceeds of $970 million
•Completed an underwritten follow-on public equity offering of $860 million of net proceeds in February 2021, adding to the Company’s cash and marketable securities balance of $1,460 million at the end of Q4 2020
•Launched a completely digital, contactless consumer experience in all markets
•Tripled inventory balance from Q3 2020 to $466 million and 1,827 homes at year end
•Generated 15.4% Gross Profit margins and 12.6% Contribution Profit margins in the fourth quarter of 2020
•Announced planned doubling of footprint to 42 markets during the course of 2021
•Expanded leadership team with the addition of Andrew Low Ah Kee as President, Daniel Morillo as Chief Investment Officer, and Carrie Wheeler as Chief Financial Officer

Fourth Quarter and Full Year 2020 Financial Summary
Revenue and Homes Sold
Revenue for the full year and fourth quarter exceeded prior company forecasts as a result of strong home resale performance and an increased acquisition pace after pausing home purchases in March at the onset of the COVID-19 pandemic. The decision to temporarily pause home buying, and the subsequent sell down of homes in inventory over the second and third quarters, drove a significant decline in revenue in 2020. The Company began rebuilding inventory in the fourth quarter, and expects to return to sequential revenue growth in the first quarter of 2021.

•For the fourth quarter, Total Homes Sold was 849, as compared to 5,013 for the prior year period, and Total Revenue was $248.9 million, as compared to $1,255.7 million for the prior year period.
•For the full year 2020, Total Homes Sold was 9,913, compared to 18,799 for the prior year, and Total Revenue was $2,583.1 million, as compared to $4,740.6 million for 2019.
Margins
Opendoor realized increases in unit margins, particularly in the fourth quarter, largely driven by a combination of inventory weighted to recently acquired homes, coupled with home price appreciation in its markets. Contribution Margins are expected to moderate with the rebuilding of inventory over the course of the year.
•For the fourth quarter, GAAP Gross Profit was $38.4 million or 15.4% of total revenue, compared to $74.0 million or 5.9% of total revenue for the prior year period. Gross Profit per Home Sold was $45,188 compared to prior year Gross Profit per Home Sold of $14,754. Contribution Profit was $31.5 million and Contribution Margin was 12.6%, as compared to Contribution Profit of $18.2 million and Contribution Margin of 1.5%. Contribution Margin after Interest was 12.2% as compared to 0.2%. Contribution Profit per Home Sold was $37,052 compared to prior year period Contribution Profit per Home Sold of $3,635.
•For the full year, GAAP Gross Profit was $219.8 million or 8.5% of total revenue, compared to $301.3 million or 6.4% of total revenue for 2019. Gross Profit per Home Sold was $22,173 compared to 2019 Gross Profit per Home Sold of $16,025. Contribution Profit was $110.1 million and Contribution Margin was 4.3% as compared to Contribution Profit of $92.1 million and Contribution Margin of 1.9%. Contribution Margin after Interest was 3.2% as compared to 0.6%. Contribution Profit per Home Sold was $11,109 compared to prior year Contribution Profit per Home Sold of $4,897.

Net Income (Loss) and Adjusted EBITDA
Net Income (Loss) and Adjusted EBITDA improvement year-over-year was due to improved Contribution Margin performance and prudent operating expense controls put in place as the Company managed through the uncertainty of COVID-19.
•For the fourth quarter, GAAP Net Loss was $(87.8) million as compared to $(91.7) million for the prior year period. Non-GAAP Adjusted Net Loss was $(41.3) million as compared to $(86.6) million. Adjusted EBITDA was $(27.1) million or (10.9)% Adjusted EBITDA Margin, as compared to $(59.0) million or (4.7)%.
•For the full year, GAAP Net Loss was $(286.8) million as compared to $(339.2) million for 2019. Non-GAAP Adjusted Net Loss was $(175.1) million as compared to $(326.8) million. Adjusted EBITDA was $(98.0) million or (3.8)% Adjusted EBITDA Margin, as compared to $(217.9) million or (4.6)%.

First Quarter 2021 Outlook
For the first quarter of 2021, Total Revenue is expected to be between $600 million and $625 million, which represents 146% sequential growth over Q4 2020 at the midpoint of the expected range. This first fiscal quarter is expected to mark a return to sequential revenue growth across existing markets with strong and increasing demand for Opendoor’s service and an accelerating pace of home acquisitions. The Company expects to launch six new markets in Q1.

Adjusted EBITDA1 is expected to be between $(33) million and $(28) million, which represents Adjusted EBITDA margins of (5)% at the midpoint of the expected range.

Conference Call and Webcast Details
Opendoor will host a conference call to discuss its financial results on March 4, 2021 at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Opendoor’s Investor Relations website at https://investor.opendoor.com. An archived version of the webcast will be available from the same website after the call.

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding the Company’s financial results, this press release includes references to certain non-GAAP financial measures that are used by management. The Company believes these non-GAAP financial measures including Adjusted Gross Profit, Contribution Profit, Contribution Profit After Interest, Adjusted Net Loss, Adjusted EBITDA, and any such non-GAAP financial measures expressed as a Margin, are useful to investors as supplemental operational measurements to evaluate the Company’s financial performance. The non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s recurring operating results.

For more information on the Company’s non-GAAP financial measures, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” included at the end of this press release.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, business strategy and plans, market opportunity and expansion and objectives of management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast”, “future”, “intend,” “may,” “might”, “opportunity”, “plan,” “possible”, “potential,” “predict,” “project,” “should,” “strategy”, “strive”, “target,” “will,” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ
1 Opendoor has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, inventory impairment and stock-based compensation with respect to future grants and forfeitures. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Use of Non-GAAP Financial Measures” below.

materially from the forward-looking statements in this press release, including but not limited to our public securities’ potential liquidity and trading; our ability to raise financing in the future; our success in retaining or recruiting, or changes required in, our offices, key employees or directors; the impact of the regulatory environment and complexities with compliance related to such environment; our ability to remediate our material weakness; various factors relating to our business, operations and financial performance, including, but not limited to, the impact of the COVID-19 pandemic and our ability to grow market share; our ability to respond to general economic conditions and the health of the U.S. residential real estate industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption "Risk Factors" in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2021 and our other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

About Opendoor
Opendoor’s mission is to empower everyone with the freedom to move. Since 2014, Opendoor has provided people across the U.S. with a radically simple way to buy, sell or trade-in a home online. Opendoor currently operates in a growing number of markets across the U.S.

Investors:
Whitney Kukulka
The Blueshirt Group
investors@opendoor.com

Media:
Sheila Tran / Charles Stewart
Opendoor
press@opendoor.com

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
REVENUE	$248,886	$1,255,654	$2,583,121	$4,740,583
COST OF REVENUE	210,521	1,181,693	2,363,324	4,439,333
GROSS PROFIT	38,365	73,961	219,797	301,250
OPERATING EXPENSES:
Sales, marketing and operations	38,431	93,041	194,721	384,416
General and administrative	53,695	32,665	152,769	113,446
Technology and development	12,363	14,007	58,172	51,222
Total operating expenses	104,489	139,713	405,662	549,084
LOSS FROM OPERATIONS	(66,124)	(65,752)	(185,865)	(247,834)
DERIVATIVE AND WARRANT FAIR VALUE ADJUSTMENT	(722)	(401)	(25,941)	6,243
LOSS ON EXTINGUISHMENT OF DEBT	(11,356)	—	(11,356)	—
INTEREST EXPENSE	(10,413)	(28,614)	(67,806)	(109,728)
OTHER INCOME – Net	652	2,957	4,271	12,401
LOSS BEFORE INCOME TAXES	(87,963)	(91,810)	(286,697)	(338,918)
INCOME TAX EXPENSE	171	88	(63)	(252)
NET LOSS	(87,792)	(91,722)	(286,760)	(339,170)
LESS NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	—	1,847
NET LOSS ATTRIBUTABLE TO OPENDOOR TECHNOLOGIES INC.	$(87,792)	$(91,722)	$(286,760)	$(341,017)
Net loss per share attributable to common shareholders:
Basic	$(0.49)	$(1.10)	$(2.62)	$(4.26)
Diluted	$(0.49)	$(1.11)	$(2.62)	$(4.37)
Weighted-average shares outstanding:
Basic	178,975	83,135	109,301	79,977
Diluted	178,975	83,135	109,301	79,977

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	As of December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,412,665	$405,080
Restricted cash	92,863	279,742
Marketable securities	47,637	43,576
Mortgage loans held for sale pledged under agreements to repurchase	7,529	2,116
Escrow receivable	1,494	13,882
Real estate inventory, net	465,936	1,312,369
Other current assets ($373 and $100 carried at fair value)	24,987	30,879
Total current assets	2,053,111	2,087,644
PROPERTY AND EQUIPMENT – Net	29,228	34,606
RIGHT OF USE ASSETS	49,517	60,681
GOODWILL	30,945	30,945
INTANGIBLES – Net	8,684	12,414
OTHER ASSETS	4,097	5,394
TOTAL ASSETS	$2,175,582	$2,231,684
LIABILITIES, TEMPORARY EQUITY, AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$25,270	$32,977
Current portion of credit facilities and other secured borrowings	346,322	1,074,125
Interest payable	1,081	5,808
Lease liabilities, current portion	20,716	13,472
Total current liabilities	393,389	1,126,382
CREDIT FACILITIES – Net of current portion	135,467	221,929
CONVERTIBLE NOTES	—	140,096
DERIVATIVE AND WARRANT LIABILITIES	—	46,235
LEASE LIABILITIES – Net of current portion	46,625	48,435
OTHER LIABILITIES	94	208
Total liabilities	575,575	1,583,285
COMMITMENTS AND CONTINGENCIES
TEMPORARY EQUITY:
Series A convertible preferred stock, zero and 40,089,513 shares authorized, respectively; zero and 40,089,513 shares issued and outstanding, respectively; liquidation preference of $0 and $9,807, respectively	—	9,763
Series B convertible preferred stock, zero and 23,840,816 shares authorized, respectively; zero and 23,840,816 shares issued and outstanding, respectively; liquidation preference of $0 and $20,182, respectively	—	20,049
Series C convertible preferred stock, zero and 29,070,700 shares authorized, respectively; zero and 29,070,700 shares issued and outstanding, respectively; liquidation preference of $0 and $77,160, respectively	—	80,519
Series D convertible preferred stock, zero and 63,956,147 shares authorized, respectively; zero and 63,470,884 shares issued and outstanding, respectively; liquidation preference of $0 and $248,333, respectively	—	257,951
Series E convertible preferred stock, zero and 165,941,619 shares authorized, respectively; zero and 157,952,523 shares issued and outstanding, respectively; liquidation preference of $0 and $1,011,319, respectively	—	1,013,220
Total temporary equity	—	1,381,502
SHAREHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.0001 and $0.00001 par value, respectively; 3,000,000,000 and 485,262,910 shares authorized, respectively; 540,714,692 and 83,748,443 shares issued and outstanding, respectively	54	—
Additional paid-in capital	2,677,155	57,362
Accumulated deficit	(1,077,243)	(790,483)
Accumulated other comprehensive income	41	18
Total shareholders’ equity (deficit)	1,600,007	(733,103)
TOTAL LIABILITIES, TEMPORARY EQUITY, AND SHAREHOLDERS’ EQUITY (DEFICIT)	$2,175,582	$2,231,684

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(286,760)	$(339,170)
Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash provided by (used in) operating activities:
Depreciation and amortization – net of accretion	38,604	27,372
Amortization of right of use asset	23,744	11,940
Stock-based compensation	38,005	12,606
Warrant fair value adjustment	2,622	(6,243)
Inventory valuation adjustment	7,596	31,885
Changes in fair value of derivative instruments	23,043	1,102
Payment-in-kind interest	3,910	2,052
Net fair value adjustments and gain (loss) on sale of mortgage loans held for sale	(3,390)	(447)
Origination of mortgage loans held for sale	(127,658)	(23,194)
Proceeds from sale and principal collections of mortgage loans held for sale	125,635	21,525
Changes in operating assets and liabilities:
Escrow receivable	12,388	(3,110)
Real estate inventories	834,143	16,951
Other assets	4,315	(7,518)
Accounts payable and other accrued liabilities	(3,995)	(4,331)
Interest payable	(3,145)	475
Lease liabilities	(7,146)	(13,945)
Net cash provided by (used in) operating activities	681,911	(272,050)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(17,341)	(27,972)
Purchase of marketable securities	(174,530)	(79,319)
Proceeds from sales, maturities, redemptions and paydowns of marketable securities	170,005	45,025
Acquisitions, net of cash acquired	—	(32,812)
Net cash used in investing activities	(21,866)	(95,078)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Series D preferred stock	3	35,000
Proceeds from issuance of Series E preferred stock	2,156	—
Proceeds from issuance of Series E-2 preferred stock	—	282,875
Issuance cost of Series E-2 preferred stock	—	(237)
Proceeds from issuance of common stock	82	—
Proceeds from issuance of convertible notes	—	178,200
Proceeds from exercise of stock options	7,557	3,358
Proceeds from Business Combination and PIPE offering	1,013,926	—
Issuance cost of common stock	(43,449)	—
Capital distributions of non-controlling interest	—	(3,276)
Proceeds from credit facilities and other secured borrowings	1,433,798	3,664,217
Principal payments on credit facilities and other secured borrowings	(2,250,192)	(3,495,411)
Payment of loan origination fees and debt issuance costs	(3,220)	(15,137)
Repurchase of common stock at fair value	—	(3,410)
Net cash provided by financing activities	160,661	646,179
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	820,706	279,051
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of year	684,822	405,771
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of year	$1,505,528	$684,822

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest	$56,937	$85,910
DISCLOSURES OF NONCASH FINANCING ACTIVITIES:
Conversion of preferred stock to common stock	$1,385,632	$—
Issuance of issuer stock rights in extinguishment convertible notes	212,940	—
Vesting of early exercised stock options	124	1,060
Conversion of convertible notes to Series E-1 preferred stock	—	—
Noncash financing, issuance of common stock for acquisition	—	6,650
RECONCILIATION TO CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$1,412,665	$405,080
Restricted cash	92,863	279,742
Cash, cash equivalents, and restricted cash	$1,505,528	$684,822

Non-GAAP Financial Measures
In addition to our results of operations below, we report certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”).
These measures have limitations as analytical tools when assessing our operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income. We may calculate or present our non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures we report may not be comparable with those of companies in our industry or in other industries.
Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest
To provide investors with additional information regarding our margins and return on inventory acquired, we have included Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest, which are non-GAAP financial measures. We believe that Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest are useful financial measures for investors as they are supplemental measures used by management in evaluating unit level economics and our operating performance in our key markets. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and adjacent services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period. Contribution Profit provides investors a measure to assess Opendoor’s ability to generate returns on homes sold during a reporting period after considering home purchase costs, renovation and repair costs, holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs attributable to homes sold during a reporting period. We believe these measures facilitate meaningful period over period comparisons and illustrate our ability to generate returns on assets sold after considering the costs directly related to the assets sold in a given period.
Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. These measures also exclude the impact of certain restructuring costs that are required under GAAP. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.
Adjusted Gross Profit / Margin
We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) inventory impairment in the current period, (2) inventory impairment in prior periods, plus (3) restructuring in cost of revenue. Restructuring in cost of revenue reflects the costs associated with the reduction in our workforce in 2020, a portion of which were related to personnel included in cost of revenue. Inventory impairment in the current period is calculated by adding back the inventory impairment charges recorded during the period on homes that remain in inventory at period end. Inventory impairment in prior periods is calculated by subtracting the inventory impairment charges recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.
We view this metric as an important measure of business performance as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess home pricing, service fees and renovation performance for a specific resale cohort.
Contribution Profit / Margin
We calculate Contribution Profit as Adjusted Gross Profit, minus (1) holding costs incurred in the current period on homes sold during the period, minus (2) holding costs incurred in prior periods on homes sold in the current period, and (3) direct selling costs incurred on homes sold during the current period. The composition of our holding costs is described in the footnotes to the reconciliation table below. Contribution Margin is Contribution Profit as a percentage of revenue.

We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflows directly associated with a specific resale cohort.
Contribution Profit / Margin After Interest
We define Contribution Profit After Interest as Contribution Profit, minus interest expense under our senior revolving credit facilities incurred on the homes sold during the period. This may include interest expense recorded in periods prior to the period in which the sale occurred. Our senior revolving credit facilities are secured by our homes in inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. We do not include interest expense associated with our mezzanine term debt facilities in this calculation as we do not view such facilities as reflective of our expected long term capital structure and cost of financing. Contribution Margin After Interest is Contribution Profit After Interest as a percentage of revenue.
We view this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with expected long-term costs of financing.

OPENDOOR TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages, and homes sold)
(Unaudited)

The following table presents a reconciliation of our Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Gross profit (GAAP)	$38,365	$73,961	$219,797	$301,250
Gross Margin	15.4%	5.9%	8.5%	6.4%
Adjustments:
Inventory impairment – Current Period(1)	79	7,985	119	10,363
Inventory impairment – Prior Periods(2)	(216)	(11,339)	(10,544)	(14,941)
Restructuring in cost of revenue(3)	—	—	1,902	—
Adjusted Gross Profit	38,228	70,607	211,274	296,672
Adjusted Gross Margin	15.4%	5.6%	8.2%	6.3%
Adjustments:
Direct selling costs(4)	(5,243)	(38,314)	(72,928)	(149,221)
Holding costs on sales – Current Period(5)(6)	(778)	(4,532)	(16,787)	(42,837)
Holding costs on sales – Prior Periods(5)(7)	(750)	(9,538)	(11,436)	(12,561)
Contribution Profit	31,457	18,223	110,123	92,053
Homes sold in period	849	5,013	9,913	18,799
Contribution Profit per Home Sold	37	4	11	5
Contribution Margin	12.6%	1.5%	4.3%	1.9%
Adjustments:
Interest on homes sold – Current Period(8)(9)	(714)	(6,844)	(17,946)	(51,388)
Interest on homes sold – Prior Periods(8)(10)	(464)	(8,845)	(10,488)	(13,179)
Contribution Profit After Interest	30,279	2,534	81,689	27,486
Contribution Margin After Interest	12.2%	0.2%	3.2%	0.6%
________________
(1)Inventory impairment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(2)Inventory impairment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)Restructuring in cost of revenue consists mainly of severance and employee termination benefits that were recorded to cost of revenue. On April 15, 2020, we carried out a reduction in workforce following the outbreak of the COVID-19 pandemic.
(4)Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.
(5)Holding costs include mainly property taxes, insurance, utilities, association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Consolidated Statements of Operations.
(6)Represents holding costs incurred in the period presented on homes sold in the period presented.
(7)Represents holding costs incurred in prior periods on homes sold in the period presented.
(8)This does not include interest on mezzanine term debt facilities or other indebtedness.
(9)Represents the interest expense under our senior revolving credit facilities incurred on homes sold for the current period during the period.

(10)Represents the interest expense under our senior revolving credit facilities incurred on homes sold for the current period during prior periods.
Adjusted Net Loss and Adjusted EBITDA
We also present Adjusted Net Loss and Adjusted EBITDA, which are non-GAAP financial measures that management uses to assess our underlying financial performance. These measures are also commonly used by investors and analysts to compare the underlying performance of companies in our industry. We believe these measures provide investors with meaningful period over period comparisons of our underlying performance, adjusted for certain charges that are non-recurring, non-cash, not directly related to our revenue-generating operations or not aligned to related revenue.
Adjusted Net Loss and Adjusted EBITDA are supplemental measures of our operating performance and have important limitations. For example, these measures exclude the impact of certain costs required to be recorded under GAAP. These measures also include impairment costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, impairment costs required to be recorded under GAAP in the same period. These measures could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is net loss.
Adjusted Net Loss
We calculate Adjusted Net Loss as GAAP net loss adjusted to exclude non-cash expenses of stock-based compensation, derivative and warrant fair value adjustment and intangible amortization. It also excludes non-recurring restructuring charges, loss on extinguishment of debt, and convertible note payment-in-kind (“PIK”) interest and issuance discount amortization. Adjusted Net Loss also aligns the timing of impairment charges recorded under GAAP to the period in which the related revenue is recorded in order to improve the comparability of this measure to our non-GAAP financial measures of unit economics, as described above. Our calculation of Adjusted Net Loss does not currently include the tax effects of the non-GAAP adjustments because our taxes and such tax effects have not been material to date.
Adjusted EBITDA
We calculated Adjusted EBITDA as Adjusted Net Loss adjusted for depreciation and amortization, property financing and other interest expense, interest income, and income tax expense. Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance and the operating leverage in our business.

The following table presents a reconciliation of our Adjusted Net Loss and Adjusted EBITDA to our net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended			Year Ended
	December 31,	March 31,	December 31,	December 31,
(in thousands, except percentages)	2020	2020	2019	2020	2019
Net loss (GAAP)	$(87,792)	$(62,196)	$(91,722)	$(286,760)	$(339,170)
Adjustments:
Stock-based compensation	28,843	2,970	3,206	38,005	13,196
Derivative and warrant fair value adjustment(1)	721	1,012	401	25,940	(6,243)
Intangibles amortization expense(2)	580	1,080	1,057	3,714	2,945
Inventory impairment – Current Period(3)	79	6,221	7,985	119	10,363
Inventory impairment – Prior Periods(4)	(216)	(8,421)	(11,339)	(10,544)	(14,941)
Restructuring(5)	211	889	1,245	30,752	3,428
Convertible note PIK interest and discount amortization (6)	14	2,695	2,506	7,838	4,102
Loss on extinguishment of debt	11,356	—	—	11,356	—
Other(7)	4,882	(44)	58	4,515	(498)
Adjusted Net Loss	(41,322)	(55,794)	(86,603)	(175,065)	(326,818)
Adjustments:
Depreciation and amortization, excluding amortization of intangibles and right of use assets	4,744	5,046	4,594	21,755	15,043
Property financing(8)	5,561	18,210	20,478	37,571	84,314
Other interest expense(9)	4,839	6,822	5,630	22,398	21,312
Interest income(10)	(725)	(2,680)	(2,976)	(4,732)	(11,999)
Income tax expense	(171)	119	(88)	63	252
Adjusted EBITDA	(27,074)	(28,277)	(58,965)	(98,010)	(217,896)
Adjusted EBITDA Margin	(10.9)%	(2.3)%	(4.7)%	(3.8)%	(4.6)%
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(1)Represents the gains and losses on our derivative and warrant liabilities, which are marked to fair value at the end of each period.
(2)Represents amortization of intangibles acquired in the OS National LLC and Open Listings Co acquisitions which contribute to revenue generation and are recorded as part of purchase accounting. The acquired intangible assets have useful lives ranging from 2 to 5 years and amortization is expected until the intangible assets are fully amortized.
(3)Inventory impairment — Current Period is the inventory impairment charge recorded during the period presented associated with homes that remain in inventory at period end.
(4)Inventory impairment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(5)Restructuring costs consist mainly of employee termination benefits, relocation packages and retention bonuses as well as costs related to the exiting of certain non-cancelable leases. In 2020, these costs related mainly to a reduction in workforce implemented in April 2020 as well as our exercise of the early termination option related to our San Francisco headquarters. In 2019, these costs related mainly to the centralization of our administrative and selling functions, including the relocation of local teams to Phoenix.
(6)Includes non-cash payment-in-kind (“PIK”) interest and amortization of the discount on the convertible notes issued from July through November 2019. We exclude convertible note PIK interest and amortization from Adjusted Net Loss since these are non-cash in nature and were converted into equity in September 2020 when the Company entered into a Convertible Notes Exchange Agreement with the convertible note holders.
(7)Includes primarily gain or loss on disposal of fixed assets, gain or loss on interest rate lock commitments, gain or loss on the sale of marketable securities, accrued legal matters and sublease income.

(8)Includes interest expense on our senior revolving credit facilities and our asset-backed mezzanine term debt facilities.
(9)Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, and other interest related costs on our senior revolving credit facilities and our mezzanine term debt facilities.
(10)Consists mainly of interest earned on cash, cash equivalents and marketable securities.